Exhibit 99

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2012

Clearfield, Pennsylvania – July 19, 2012

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2012. Highlights include the following:

•

Net income of $4.3 million for the three months ended June 30, 2012, or $0.35 per share, an 11.4% increase in net income and a 9.4% increase in diluted earnings per share over the three months ended June 30, 2011.

•

Net income of $8.7 million for the six months ended June 30, 2012, or $0.70 per share, a 21.1% increase in net income and a 20.7% increase in diluted earnings per share over the six months ended June 30, 2011.

•

Annualized returns on average assets and equity of 1.03% and 12.70%, respectively, for the six months ended June 30, 2012 compared to returns on average assets and equity of 0.98% and 12.44%, respectively, for the six months ended June 30, 2011.

•

Net interest income for the three months ended June 30, 2012 of $13.3 million, an increase of 4.7% over the $12.7 million for the quarter ended March 31, 2012 and an increase of 11.4% over the second quarter of 2011. Net interest income of $26.0 million for the six months ended June 30, 2012 was an 11.8% increase compared to the six months ended June 30, 2011.

•	Total loans of $906.8 million at June 30, 2012, an increase of $46.8 million, or 5.4%, compared to March 31, 2012, and an increase of $85.0 million, or 10.3%, compared to June 30, 2011.

•	Deposits of $1.46 billion at June 30, 2012, an increase of $206.3 million, or 16.5%, compared to June 30, 2011.

•	Total non-performing assets of $18.5 million, or 1.08% of total assets as of June 30, 2012.

Joseph B. Bower, Jr., President and CEO, commented, “The second quarter brought growth in our loan portfolio that we haven’t seen in some time. The increase in our customer base through the strategic initiative of growing core deposits is providing us with many more lending opportunities.”

Net Interest Income and Margin

During the six months ended June 30, 2012, net interest income increased $2.7 million, or 11.8%, compared to the six months ended June 30, 2011. Net interest margin on a fully tax equivalent basis was 3.47% for the six months ended June 30, 2012, compared to 3.55% for the six months ended June 30, 2011, and was also 3.47% in the first and second quarters of 2012, as CNB was able to attract and deploy low cost core deposits into loans within our markets.

Although the yield on earnings assets decreased from 4.86% during the six months ended June 30, 2011 to 4.48% during the six months ended June 30, 2012, CNB’s average earning assets increased from $1.36 billion to $1.59 billion, or 16.7%, resulting in an increase in interest income of $1.9 million, or 6.0%.

Due to growth in core deposits, interest-bearing liabilities have increased significantly during last twelve months. Interest-bearing deposits as of June 30, 2012 grew $191.2 million, or 17.4%, as compared to June 30, 2011. However, interest expense for the six months ended June 30, 2012 decreased by $820 thousand, or 9.2%, compared to the six months ended June 30, 2011, as a result of decreases in the cost of core deposits. CNB’s strong and growing deposit base and low cost of funds have, along with the increase in average earnings assets described above, offset the decline in yield on earning assets, resulting in the increase in net interest income.

Asset Quality

During the six months ended June 30, 2012, CNB recorded a provision for loan losses of $2.9 million, as compared to a provision for loan losses of $1.8 million for the six months ended June 30, 2011. During the quarter ended June 30, 2012, CNB recorded a provision for loan losses of $1.7 million, as compared to a provision for loan losses of $992 thousand during the quarter ended June 30, 2011.

In May 2012, CNB management determined that one relationship comprising a commercial loan of $2.1 million and two consumer loans totaling $200 thousand had become impaired. As of March 31, 2012, the loan relationship was not deemed to be a criticized or classified loan under applicable regulatory guidelines or CNB’s internal loan policies. CNB charged off the balances of the consumer loans and recorded a specific allocation of $1.1 million for the commercial loan based on CNB’s evaluation of the borrowers’ ability and willingness to repay the loan. As a result, the provision for loan losses during the quarter ended June 30, 2012 increased by $1.3 million. It is possible that further deterioration with respect to the loan relationship may occur in the future.

Non-Interest Income

Excluding the effects of the securities transactions described below, non-interest income was $5.2 million for the six months ended June 30, 2012, compared to $5.0 million for the six months ended June 30, 2011. Net realized gains on available-for-sale securities were $1.3 million during the six months ended June 30, 2012, compared to $74 thousand during the six months ended June 30, 2011. Net realized and unrealized gains on securities for which fair value was elected were $180 thousand and $97 thousand during the six months ended June 30, 2012 and 2011, respectively. An other-than-temporary impairment charge of $398 thousand was recorded in earnings on structured pooled trust preferred securities during the six months ended June 30, 2011.

Non-Interest Expenses

Total non-interest expenses increased $1.4 million, or 8.6%, during the six months ended June 30, 2012 compared to the six months ended June 30, 2011. Salaries and benefits expenses increased $904 thousand, or 10.7%, during the six months ended June 30, 2012 compared to the six months ended June 30, 2011, in part due to routine merit increases, an increase in average full-time equivalent employees, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. In addition, other non-interest expenses increased from $5.0 million for the six months ended June, 2011 to $5.7 million for the six months ended June 30, 2012 as a result of CNB’s continued growth.

Total non-interest expenses on an annualized basis in relation to CNB’s average asset size declined from 2.24% for the six months ended June 30, 2011 to 2.12% for the six months ended June 30, 2012.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.7 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division and 27 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	2012	2011	% change	2012	2011	% change
	(Dollars in thousands, except share and per share data)
Income Statement
Interest income	$17,207	$16,417	4.8%	$34,031	$32,111	6.0%
Interest expense	3,933	4,505	-12.7%	8,080	8,900	-9.2%

Net interest income	13,274	11,912	11.4%	25,951	23,211	11.8%
Provision for loan losses	1,746	992	76.0%	2,850	1,769	61.1%

Net interest income after provision for loan losses	11,528	10,920	5.6%	23,101	21,442	7.7%

Non-interest income
Wealth and asset management fees	426	395	7.8%	813	810	0.4%
Service charges on deposit accounts	996	1,069	-6.8%	1,971	2,032	-3.0%
Other service charges and fees	468	416	12.5%	900	768	17.2%
Net realized and unrealized gains (losses) on securities for which fair value was elected	(140)	(16)	775.0%	180	97	85.6%
Mortgage banking	196	155	26.5%	461	334	38.0%
Bank owned life insurance	262	212	23.6%	523	461	13.4%
Other	325	385	-15.6%	534	625	-14.6%

Total other-than-temporary impairment losses on available for sale securities	—	—	NA	—	(398)	-100.0%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	—	NA	—	(398)	-100.0%
Net realized gains on available-for-sale securities	731	—	NA	1,297	74	1652.7%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	731	—	NA	1,297	(324)	NA

Total non-interest income	3,264	2,616	24.8%	6,679	4,803	39.1%

Non-interest expenses
Salaries and benefits	4,619	4,197	10.1%	9,344	8,440	10.7%
Net occupancy expense of premises	1,107	1,103	0.4%	2,256	2,302	-2.0%
FDIC insurance premiums	274	280	-2.1%	533	729	-26.9%
Other	2,833	2,561	10.6%	5,714	4,961	15.2%

Total non-interest expenses	8,833	8,141	8.5%	17,847	16,432	8.6%

Income before income taxes	5,959	5,395	10.5%	11,933	9,813	21.6%
Income tax expense	1,623	1,504	7.9%	3,250	2,645	22.9%

Net income	$4,336	$3,891	11.4%	$8,683	$7,168	21.1%

Average diluted shares outstanding	12,397,078	12,260,760		12,381,343	12,247,046

Diluted earnings per share	$0.35	$0.32	9.4%	$0.70	$0.58	20.7%
Cash dividends per share	$0.165	$0.165	0.0%	$0.330	$0.330	0.0%

Payout ratio	47%	52%		47%	57%

Average Balances
Loans, net of unearned income	$888,421	$811,078		$872,312	$801,490

Total earning assets	1,629,707	1,391,670	1,589,468	1,361,435
Total assets	1,719,054	1,489,840	1,683,503	1,465,980
Total deposits	1,438,468	1,243,471	1,416,886	1,224,368
Shareholders’ equity	139,355	119,519	136,750	115,242

Performance Ratios
Return on average assets	1.01%	1.04%	1.03%	0.98%
Return on average equity	12.45%	13.02%	12.70%	12.44%
Net interest margin (FTE)	3.47%	3.56%	3.47%	3.55%

Loan Charge-Offs
Net loan charge-offs	$1,071	$501	$1,776	$874
Net loan charge-offs / average loans	0.48%	0.25%	0.41%	0.22%

	(unaudited)	(unaudited)		(unaudited)	% change
	June 30,	March 31,	December 31,	June 30,	versus
	2012	2012	2011	2011	3/31/12	6/30/11
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$906,767	$860,010	$849,883	$821,787	5.4%	10.3%
Loans held for sale	1,499	1,347	1,442	2,706	11.3%	-44.6%
Investment securities	719,012	724,773	641,340	550,605	-0.8%	30.6%
FHLB and other equity interests	6,848	6,461	6,537	6,581	6.0%	4.1%
Other earning assets	3,531	4,183	3,895	15,001	-15.6%	-76.5%

Total earning assets	1,637,657	1,596,774	1,503,097	1,396,680	2.6%	17.3%

Allowance for loan losses	(13,690)	(13,015)	(12,615)	(11,715)	5.2%	16.9%
Goodwill	10,821	10,821	10,821	10,821	0.0%	0.0%
Other assets	86,232	92,040	100,904	95,408	-6.3%	-9.6%

Total assets	$1,721,020	$1,686,620	$1,602,207	$1,491,194	2.0%	15.4%

Non interest-bearing deposits	$163,153	$165,743	$152,732	$148,022	-1.6%	10.2%
Interest-bearing deposits	1,292,268	1,271,245	1,201,119	1,101,050	1.7%	17.4%

Total deposits	1,455,421	1,436,988	1,353,851	1,249,072	1.3%	16.5%

Borrowings	82,182	74,417	74,456	83,088	10.4%	-1.1%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	23,150	21,412	21,391	16,184	8.1%	43.0%

Common stock	—	—	—	—	NA	NA
Additional paid in capital	44,099	44,016	44,350	44,437	0.2%	-0.8%
Retained earnings	84,619	82,336	80,038	76,175	2.8%	11.1%
Treasury stock	(2,289)	(2,424)	(3,260)	(4,364)	-5.6%	-47.5%
Accumulated other comprehensive income	13,218	9,255	10,761	5,982	42.8%	121.0%

Total shareholders’ equity	139,647	133,183	131,889	122,230	4.9%	14.2%

Total liabilities and shareholders’ equity	$1,721,020	$1,686,620	$1,602,207	$1,491,194	2.0%	15.4%

Ending shares outstanding	12,440,423	12,431,682	12,377,318	12,305,639

Book value per share	$11.23	$10.71	$10.66	$9.93
Tangible book value per share (*)	$10.36	$9.84	$9.78	$9.05

Capital Ratios
Tangible common equity / tangible assets (*)	7.53%	7.30%	7.61%	7.53%
Leverage ratio	7.90%	8.09%	8.22%	8.47%
Tier 1 risk based ratio	13.70%	13.89%	13.89%	14.02%
Total risk based ratio	14.96%	15.14%	15.14%	15.28%

Asset Quality

Non-accrual loans	$18,109	$16,763	$16,567	$16,098
Loans 90+ days past due and accruing	284	324	441	1,909

Total non-performing loans	18,393	17,087	17,008	18,007
Other real estate owned	126	321	505	361

Total non-performing assets	$18,519	$17,408	$17,513	$18,368

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$10,449	$10,511	$7,688	$1,691
Non-performing TDR loans	—	—	—	—

Total TDR loans	$10,449	$10,511	$7,688	$1,691

Non-performing assets / Loans + OREO	2.04%	2.02%	2.06%	2.23%
Non-performing assets / Total assets	1.08%	1.03%	1.09%	1.23%
Allowance for loan losses / Loans	1.51%	1.51%	1.48%	1.43%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)		(unaudited)
	June 30, 2012	March 31, 2012	December 31, 2011	June 30, 2011

Shareholders’ equity	$139,647	$133,183	$131,889	$122,230
Less goodwill	10,821	10,821	10,821	10,821

Tangible common equity	$128,826	$122,362	$121,068	$111,409

Total assets	$1,721,020	$1,686,620	$1,602,207	$1,491,194
Less goodwill	10,821	10,821	10,821	10,821

Tangible assets	$1,710,199	$1,675,799	$1,591,386	$1,480,373

Ending shares outstanding	12,440,423	12,431,682	12,377,318	12,305,639

Tangible book value per share	$10.36	$9.84	$9.78	$9.05
Tangible common equity/Tangible assets	7.53%	7.30%	7.61%	7.53%